UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 6, 2026, SmartKem, Inc. (the “Company”) announced that it has entered into a 12-month paid proof-of-concept agreement with a global consumer electronics leader to develop next-generation smart wearables that incorporate a conformable MicroLED display utilizing the Company’s proprietary organic thin-film transistor (“OTFT”) technology. The collaboration is expected to develop curved surface wearable devices built around OTFT-based MicroLED display technology that addresses some of the most difficult challenges in wearables: extreme miniaturization, low power consumption, outdoor visibility and high impact resistance. The program will integrate the Copmany’s proprietary OTFT technology with MicroLEDs using its “chip-first” architecture to address one of the smallest and most demanding form factors in consumer electronics. Under the agreement, the Company will work with its global consumer electronics partner to design and develop a MicroLED display architecture optimized for smart wearables that interface with smart phones, leveraging the Company’s OTFT technology to enable thin, flexible and power-efficient backplanes compatible with scalable manufacturing processes. The project is expected to run over a 12-month period, culminating in a proof-of-concept demonstration.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: January 6, 2026	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer